EXHIBIT 10.61

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of June 4, 2001 by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation with an office and place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (inclusive of subsidiaries, hereinafter shall be collectively referred to as the "Company"), and TERY BASKIN, who resides at Two Live Oaks Court, Little Rock, AR 72223 (the "Employee"). RECITALS:

     A. The Company is engaged in providing comprehensive prescription benefit management services to the general commercial market.

     B. The Company wishes to assure itself of the services of the Employee for the period provided in this Agreement, and the Employee is willing to serve in the employ of the Company on a full-time basis, for said period, and upon the other terms and conditions hereinafter provided.

     C. NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                   AGREEMENT:

     1. TERM OF EMPLOYMENT.

     1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for an initial term of one (1) year commencing on the Commencement Date (as defined in Subsection 1.2 hereof) and ending (subject to the provisions of Section 5 hereof) on the date immediately preceding the first anniversary of the Commencement Date (the "Initial Term"). Thereafter, the employment of the Employee shall continue hereunder after the Initial Term to commence on the first anniversary of the Commencement Date (such period being hereinafter referred to as the "Extended Term"), unless the Company or the Employee shall give thirty (30) days' written notice to the other of its or his election to terminate the employment of the Employee at the end of the Initial Term or at any time during the Extended Term as the case may be. The period of the Company's employment of the Employee including the Extended Term, if any, shall be hereinafter referred to as the "Employment Period".

     1.2 As used in this Agreement, the term "Commencement Date" shall mean June 4, 2001.

     2. DUTIES.

     2.1 During the Employment Period, the Employee shall be employed by the Company as its Chief Operating Officer. Employee shall report on a regular basis directly to the Company's President and shall perform such duties, consistent with his position, as are usually associated with such office, and the Employee shall have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company consistent with the duties set forth herein.

     2.2 During the Employment Period, the Employee shall devote his full business time, attention and efforts to the business and interests of the Company.

     3. COMPENSATION.

     3.1 As full compensation for his services and undertakings pursuant to this Agreement, the Employee shall receive a salary at the rate of $150,000.00 per year, subject to adjustment as hereafter provided (the "Base Salary"), payable in twenty-six (26) equal installments or other more frequent installments in accordance with the regular pay policies of the Company. Employee's Base Salary shall be increased by an amount to be determined by the Board Directors of the Company each year of the Extended Term, if any. In addition, the Employee shall be entitled to participate in the bonus pool allocated for senior executives of the Company.

     3.2 During the  Employment  Period,  the Employee shall also be entitled to
(a) four (4) weeks paid vacation annually and (b) participate in group medical insurance and other benefits or programs of the Company hereafter established and made available by the Company to its employees, the cost of which will be borne by the Company. The Company agrees to waive, where applicable and permissible pursuant to the terms of any such plan, any enrollment waiting period in the Company's group medical insurance plans and retirement plans. Further, during the Employment Period the Company shall maintain for the Employee a pharmacists liability malpractice policy.

     3.3 The Company shall deduct from the Employee's Base Salary, commission payments, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     3.4 The Company shall reimburse the Employee, or cause him to be reimbursed, for accountable expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interest of the Company.

     3.5 The Company has provided the Employee with a motor vehicle of Employee's choice; payment and maintenance expenses for such automobile will continue to be made by the Company throughout the Employment Period.

     4. STOCK OPTIONS.

     4.1 Simultaneously upon the execution of this Agreement, the Employee will be granted by the Company an option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $5.00 per share, such options to vest in accordance with and otherwise be subject to, the terms of such Stock Option Agreement.

     5. TERMINATION.

     5.1 If the Employee dies or becomes disabled during the Employment Period, his right to receive the Base Salary, and all other rights under this Agreement, shall terminate at the end of the month during which death occurs.

     5.2 If, during the Employment Period, in the good faith opinion of the President of the Company, the Employee shall become physically or mentally incapacitated to perform his duties for the Company hereunder ("Disabled") for a continuous period of three (3) months or for an aggregate of at least ninety
(90) days during any twelve (12) month period, the Company shall have the right, by written notice, to terminate the Employee's employment hereunder as of a date (not less than thirty (30) days after the date of the sending of such notice) to be specified in such notice. The Employee agrees to submit himself for appropriate medical examination to a physician of the Company's designation as necessary for purposes of this Paragraph 5.2. Notwithstanding the definition of disabled contained in the preceding sentence, in the event that the Employee is receiving disability insurance benefits during any period prior to termination of this Agreement as provided in this Section 5.2, the Employee's Base Salary shall be reduced by an amount equal to such disability insurance benefits during such period.

     5.3 The Company, in addition to any other remedies available to it, either at law or in equity, may terminate this Agreement without any further liability or obligation to the Employee from and after the date of such termination, by delivering to the Employee written notice specifying the date of such termination, upon the occurrence of any of the following events:

     (a) A material breach of this Agreement by the Employee which, if curable, remains uncured for fifteen (15) days after Employee receives written notice thereof;

     (b) Employee's commission of any act in the performance of his duties constituting common law fraud, a felony, or other gross malfeasance of duty;

     (c) Any material misrepresentation by the Employee (i) relating to his ability to enter into this Agreement, or (ii) during the Employment Period, relating to the services to be performed by him hereunder; or

     (d) Employee's engagement in misconduct which is materially injurious to the Company or its subsidiaries.

     5.4 In the event that the Company terminates this Agreement for a reason other than those set forth in Section 5.3 hereof or should Employee terminate the Agreement for "Good Reason" as hereinafter defined (but not in the event of termination by Employee without Good Reason), the Company shall pay the Employee an amount equal to the Employee's then current Base Salary, exclusive of any bonuses and accountable expenses, for a period of three (3) months (the "Initial Severance Payment"), and an additional amount (the "Additional Severance Payment") equal to the Employee's then current Base Salary, exclusive of any bonuses and accountable expenses, for an additional period not to exceed three
(3) months commencing on the three (3) month anniversary of the date of termination of employment. However, such Additional Severance Payment shall immediately be reduced by the amount of salary received by the Employee as a result of Employee's obtaining employment with another employer during the six
(6) month period following the date of termination of employment (the "Severance Period"). The Company shall assist Employee in procuring new employment and Employee agrees to give consideration to any and all prospective employers procured by the Company. The Initial Severance Payment (and the Additional Severance Payment, if any) shall be paid to the Employee in accordance with the regular payroll practices of the Company following his termination of employment.

     5.5 The Employee shall have "Good Reason" to terminate his employment hereunder upon the occurrence of any of the following events:

     (a) a material diminution during the Employment Period in the Employee's duties, responsibilities, reporting relationship or title as set forth herein; (

     b) a breach by the Company of the compensation and benefits provisions set forth in Section 3.1 hereof; or

     (c) a breach by the Company of any of the other material terms of this Agreement

     6. COVENANT NOT TO DISCLOSE.

     6.1 The Employee covenants and agrees that he will not at any time during or after the Employment Period reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account, any Confidential Information (as such term is hereinafter defined) of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Employee, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Employee by reason of his employment by the Company. The Employee further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such Confidential Information in trust for the sole benefit of the Company, its successors and assigns and that upon termination of his employment with the Company, he shall return to the Company, any and all notebooks, software, data and other documents and materials, including all copies to in his possession or under his control relating to any Confidential Information. Employee shall, if asked to by the Company, sign a statement acknowledging, among other things, that Employee has returned all such Confidential Information. For purposes hereof, the term "Confidential Information" shall mean all information given to the Employee, directly or indirectly, by the Company and all other information relating to the Company otherwise acquired by the Employee during the course of his employment with the Company (whether on or prior to the date hereof or hereafter), other than information which (i) was in the public domain at the time furnished to, or acquired by, the Employee, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Employee or others in violation of an agreement of confidentiality or nondisclosure.

     7. COVENANT NOT TO COMPETE; NON-INTERFERENCE.

     7.1 The Employee covenants and agrees that, during the Employment Period hereunder and should the Company terminate Employee's employment hereunder pursuant to Sections 5.3(a) or (b), or should Employee voluntarily terminate his employment hereunder for other than Good Reason, for a period of eighteen (18) months after the later of (a) the expiration or termination of this Agreement or
(b) the expiration or termination of the Severance Period, Employee will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in, the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a business which is similar to or in competition with any of the material businesses carried on by the Company (a "Similar Business"), except in the course of his employment hereunder; provided, however, that the Employee may invest in stock, bonds, or other securities of any Similar Business if (A) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12 (g) of the Securities Exchange Act of 1934; and (B) his investment does not exceed, in the case of any class of the capital stock of any one issuer, two (2%) percent of the issued and outstanding shares, or in the case of bonds or other securities, two (2%) percent of the aggregate principal amount thereof issued and outstanding.

     7.2 The Employee covenants and undertakes that during the Employment Period and for a period of three (3) years after the later of (a) the expiration or termination of this Agreement, or (b) the expiration or termination of the Severance Period, he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company any person, firm, corporation or other business organization who or which at any time during the Employee's employment with the Company was an employee, consultant, agent, supplier, or customer of the Company or in the habit of dealing with the Company or its affiliates.

     8. INVENTIONS, PATENT, ETC.

     8.1 The Employee shall promptly communicate and disclose to the Company all inventions, discoveries, improvements and new writings, in any form whatsoever (hereinafter "Inventions") including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, whether during or after usual business hours and whether or not patentable, copyrightable, or otherwise capable of protection (A) which relate to any matters or business carried on or being developed by the Company, or (B) which result from or are suggested by any work done by him or by the duties assigned to him in the course of his employment by the Company.

     8.2 All written materials, records and documents made by the Employee or coming into his possession during the Employment Period concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the expiration or termination of the Employment Period or upon the request of the Company during the Employment Period, the Employee agrees to render to the Company such reports of the activities undertaken by the Employee or conducted under the Employee's direction during the Employment Period as the Company may request.

     8.3 The Employee hereby assigns and transfers to the Company all right, title and interest in and to the Inventions, and will assist the Company or its designee during and subsequent to his employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit patents and/or copyrights for such Inventions in any and all countries, and will assign to the Company all such patent and/or copyright applications, and all patents and/or copyrights which may issue thereon, it being understood and agreed that said Inventions are to be and remain the sole and exclusive property of the Company or its designee, whether or not patented and/or copyrighted.

     8.4 Any Invention conceived, developed or made by the Employee and related to Employee's responsibilities at the Company, within one (1) year of the termination of his employment, whether such termination of employment is voluntary or involuntary, shall be deemed to have arisen out of and been conceived, developed or made by the Employee during his employment by the Company, unless established to have been conceived, developed or made after the termination of such employment.

     9. REMEDIES.

     The Employee acknowledges and agrees that the Company will have no adequate remedy at law if the Employee violates the terms of Section 6, 7 or 8 hereof. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction temporary or permanent injunctive relief to restrain any breach or threatened breach of, or to specifically enforce, any of the provisions of such Sections, in any such event without the necessity of proving damages.

     10. COMPLIANCE WITH OTHER AGREEMENTS.


     10.1 Employee and Company represent and warrant to the other that each is under no contract, restriction or obligation which is inconsistent with execution of this Agreement or the performance of his/its duties hereunder. Each hereby agrees to indemnify the other for all losses, damages, costs, fees and expenses including attorney's fees ("Losses") incurred by the other in connection with any breach of the foregoing representations and warranties contained in this Section 10, including Losses related to any lawsuit or other legal proceeding, action or matter in which it is finally adjudicated that the other has breached any of such representations and warranties.

     11. WAIVERS. A waiver by the Company of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision.

     12. BINDING EFFECT; BENEFITS.

     Subject to the provisions of Section 5 hereof, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

     13. NOTICES.

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered in person, by courier, by facsimile transmission (with proof of delivery), or four (4) days after dispatch by registered or certified mail, postage paid, return receipt requested, to the party to whom the same is so given or made, to the address of such party hereinabove set forth.

     14. ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL COVENANTS.

     This Agreement contains the entire Agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. The covenants of the Employee contained in Sections 6, 7 and 8 of this Agreement shall survive the termination or expiration of the Employment Period.

     15. HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

     16. SEVERABILITY.

     The invalidity of all or any part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision, or part thereof, of this Agreement is so broad as to be unenforceable, such provision shall be interpreted such that provision or part thereof would be valid, legal and enforceable to the fullest extent permitted by law.

     17. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        NATIONAL MEDICAL HEALTH
                                        CARD SYSTEMS, INC.
                                        By:

                                        /s/James Bigl
                                        James Bigl
                                        President


                                        /s/Tery Baskin
                                        TERY BASKIN